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                               CONSULTING AGREEMENT


     Effective March 2, 1998, IMAGE GUIDED TECHNOLOGIES a Colorado corporation (the "Company"), and A. C. ALLEN & COMPANY (the "Consultant"), hereby agree as follows:


     1. ENGAGEMENT OF THE CONSULTANT: TERM The Company hereby retains the Consultant for the one (1) year period beginning March 2, 1998 and ending March 2, 1999 to act as a consultant to the Company as hereinafter provided. The term of this Agreement shall be automatically extended for additional one (1) year terms effective upon the expiration of the original one (1) year term and each extended term unless either the Company or the Consultant shall give written notice to the other thirty (30) days prior to the expiration of the then current term of its desire to terminate this Agreement as of the end of such then current term.


     2. SERVICES The Consultant agrees to act as a consultant to the Company with respect to the management of the Company's business. The Consultant's duties will include advising the Company's management with respect to strategic planning in all areas of the Company's business including marketing, acquisitions, operations and finance. It is understood that no minimum number of hours will be required of the Consultant.


     3. COMPENSATION In consideration for the consulting services to be rendered by the Consultant to the Company hereunder, the Company shall pay to the Consultant $4,000 per month payable on the fifteenth day of each month beginning March 2, 1998, throughout the term hereof.


     4. EXPENSES The Consultant shall be entitled to reimbursement for all normal and reasonable expenses necessarily incurred by them in the performance of their obligations hereunder including without limitation first class airfare.

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     5.  AVAILABILITY  The Consultant agrees to be available during the period of this Agreement, upon reasonable notice, for consultation and advice at the request of the Company from time to time. Any failure of the Company to request such services shall not terminate this Agreement or alter, change, or diminish the obligation of the Company to the Consultant hereunder.


     6. CONFIDENTIALITY The Consultant acknowledges that in providing its services hereunder the Consultant will become privy to information, some of which may be confidential, and proprietary information of the Company. The Consultant agrees that it shall hold all such confidential and proprietary information of the Company in its possession in confidence and as proprietary to the benefit of the Company. The Consultant shall take such steps as it deems appropriate in order to protect confidentiality of such information.


     7. INDEPENDENT CONTRACTOR The Consultant is an independent contractor of the Company and is not entitled to any benefits, privileges or reimbursements given or extended by the Company to its employees.


     8. ASSIGNABILITY This Agreement shall not be assignable by either party without the prior consent of the other.


     9. NOTICE Any notice hereunder shall be deemed given two (2) days after it has been mailed by registered or certified mail, postage prepaid, as follows:

     To Consultant:      Mr. A. Clinton Allen
                         A. C. Allen & Company, Inc.
                         1280 Massachusettes Ave., Ste. 200
                         Cambridge, MA  023138

     To Company:         Paul L. Ray
                         Chief Executive Officer
                         Image Guided Technologies, Inc.
                         5710-B Flatiron Parkway
                         Boulder, CO  80301

except that either party may from time to time by written notice to the other designate another address, which shall thereupon become its effective address for the purposes of this Section.

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     10.  AMENDMENTS  All amendments to this Agreement must be set forth in writing and signed by the parties.


     11. GOVERNING LAW This Agreement shall be construed and enforced in accordance with the laws of the Commonwealth of Massachusettes.


IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed in duplicate counterparts as of the date first above written.


                                    IMAGE GUIDED TECHNOLOGIES, INC.



                                        By: /s/ Paul L. Ray
                                           --------------------------------
                                             PAUL L. RAY



                                        By: /s/ A Clinton Allen
                                           --------------------------------
                                             A. CLINTON ALLEN

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